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                                                                     EXHIBIT 4.1

                              TELEGEN CORPORATION

                            STOCK OPTION AGREEMENT


I.  NOTICE OF STOCK OPTION GRANT
    ----------------------------

[Optionee's Name and Address]

     You have previously been granted an option to purchase Common Stock of Telegen Corporation, a California corporation ("the Company"). By execution hereof, the Company and you hereby agree that such option is subject to the terms and conditions of this Option Agreement, as follows:

        Grant Number                               _________________________

        Original Date of Grant                     _________________________

        Vesting Commencement Date                  _________________________
        (if applicable)

        Exercise Price per Share                   $________________________

        Total Number of Shares Granted             _________________________

        Total Exercise Price                       $________________________

        Type of Option:                            Nonstatutory Stock Option

        Term/Expiration Date:                      _________________________


    Vesting Schedule:
    ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

                   [TO BE FILLED IN FOR EACH OPTION GRANT.]

     Termination Period:
     ------------------

     In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

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II.  AGREEMENT
     ---------

1.   Grant of Option.  The Company hereby acknowledges the grant to the Optionee
     ---------------
named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") of an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions contained herein.

2.   Exercise of Option.
     ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Option Agreement.

          (b) Method of Exercise.  This Option is exercisable by delivery of an
              ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions contained herein. The Exercise Notice shall be completed by the Optionee and delivered to the Chief Financial Officer of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.   Method of Payment.  Payment of the aggregate Exercise Price shall be by any
     -----------------
of the following, or a combination thereof, at the election of the Optionee:

          (a) cash; or

          (b) check; or

          (c) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4.   Non-Transferability of Option.  This Option may not be transferred in
     -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

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5.   Term of Option.  This Option may be exercised only within the term set
     --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

6.   Tax Consequences.  Some of the federal tax consequences relating to
     ----------------
this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     (a)  Exercising the Option.  This option will be treated as a nonstatutory
          ---------------------
stock option ("NSO"). The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

     (b)  Disposition of Shares.   If the Optionee holds NSO Shares for at least
          ---------------------
one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

7.   Entire Agreement; Governing Law.  This Option Agreement constitutes the
     -------------------------------
entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

8.   NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND AGREES THAT
     ---------------------------------
THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the

                                       3
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Company's Board of Directors upon any questions relating to this Option
Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                                TELEGEN CORPORATION

______________________________           _________________________________
Signature                                By

______________________________           _________________________________
Print Name                               Title

______________________________           _________________________________
Residence Address                        Date

______________________________
Date


                               CONSENT OF SPOUSE
                               -----------------

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Option Agreement.



                                         _______________________________
                                         Spouse of Optionee

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                                   EXHIBIT A
                                   ---------

                                EXERCISE NOTICE

Telegen Corporation
101 Saginaw Drive
Redwood City, California  94063

Attention: Chief Financial Officer

     1.   Exercise of Option.  Effective as of today, ________________, 199__,
          ------------------
the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Telegen Corporation (the "Company") under and pursuant to the Stock Option Agreement dated _____________, 1996 (the "Option Agreement"). The purchase price for the Shares shall be $5.00, as required by the Option Agreement.

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
full purchase price for the Shares.

     3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser
          ----------------------------
has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4.   Rights as Shareholder.  Until the issuance (as evidenced by the
          ---------------------
appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

     5.   Tax Consultation.  Purchaser understands that Purchaser may suffer
          ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.   Entire Agreement; Governing Law.  The Option Agreement are
          -------------------------------
incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified

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adversely to the Purchaser's interest except by means of a writing signed by the
Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.


Submitted by:                            Accepted by:

PURCHASER:                               TELEGEN CORPORATION


__________________________________       _____________________________________
Signature                                By


__________________________________       _____________________________________
Print Name                               Its


Address:                                 Address:
-------                                  -------

__________________________________       101 Saginaw Drive
__________________________________       Redwood City, California  94063


                                         _____________________________________
                                         Date Received


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